UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2025

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value	PCAR	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Kevin D. Baney, 55, will be promoted to President of the Company effective January 1, 2026. Mr. Baney has served as the Company’s Executive Vice President since January 2025. He has worked at the Company for 31 years and has held positions of increasing responsibility throughout PACCAR, including as Senior Vice President and as Vice President and General Manager of Kenworth Truck Company. He is a Professional Engineer and a graduate of LeTourneau University (B.S. – Mechanical Engineering) and the University of North Texas (M.B.A). Mr. Baney will maintain responsibilities over DAF Trucks, PACCAR Financial Services and Investor Relations and will assume responsibilities for PACCAR Parts.

Item 8.01.	Other Events

John N. Rich will be promoted to Executive Vice President and Chief Technology Officer effective January 1, 2026. Mr. Rich has served as the Company’s Senior Vice President and Chief Technology Officer since January 2024 and as Vice President and Chief Technology Officer from 2021 through 2023. Previously, he worked for 30 years at Ford Motor Company in positions of increasing responsibility, including Director of Autonomous Vehicles and Technology and Executive Director of Global Strategy. He is a graduate of Boston University (B.S. – Manufacturing Engineering), the University of Michigan (M.S. – Manufacturing Systems Engineering) and Harvard University (M.B.A). Mr. Rich will have responsibilities for PACCAR’s global technology initiatives and Peterbilt Motors Company.

Laura J. Bloch, Senior Vice President, will maintain responsibilities over Kenworth Truck Company, Corporate Quality and Purchasing and will assume responsibilities for Dynacraft.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: December 12, 2025	By:	/s/ M. K. Walton
M. K. Walton
Vice President and General Counsel